Exhibit 10.5

tZERO GROUP, INC.
2017 EQUITY INCENTIVE PLAN
Adopted December 24, 2017, as amended through June 1, 2020

Section 1.Purpose. The purpose of this tZERO Group, Inc. 2017 Equity Incentive Plan is to encourage ownership of Common Stock or Tokens by eligible Employees, Directors and Consultants of the Company and to provide increased incentive for such Employees, Directors and Consultants to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that this Plan will further strengthen the identification of Employees, Directors and Consultants with the shareholders and token holders. Options to be granted under this Plan are not intended to qualify as incentive stock options pursuant to Section 422 of the Code.

Section 2.Definitions.

(a)“Administrator” means the Committee or the Board, as administrator of the Plan.

(b)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d)“Award” means an Option Award, Restricted Stock Award, Restricted Stock Unit Award or Token Award granted under the Plan.

(e)“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f)“Board” means the Board of Directors of the Company, as constituted at any time.

(g)“Cause” means, unless the applicable Award Agreement provides otherwise:

(i)If the Employee is a party to an employment or service agreement with the Company and such agreement provides for a definition of Cause, the definition contained therein; or

(ii)If no such agreement exists, or if such agreement does not define Cause: (A) failure to perform such duties as are reasonably requested by the Board; (B) material breach of any agreement with the Company, or a material violation of the Company’s code of conduct or other written policy; (C) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company; (D) use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company; or (E) gross negligence or willful misconduct with respect to the Company.

(h)“Change in Control” means the date of:

(i)any merger, consolidation or other business combination transaction, pursuant to an agreement or agreements to which the Company is a party, of the Company with or into another corporation, entity or person, other than a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the Company (or the surviving entity) following the transaction;

(ii)a sale or other transfer by the holders of outstanding voting stock and/or other voting securities of the Company possessing more than 50% of the total voting power of the Company, whether in one transaction or in a series of related transactions, pursuant to an agreement or agreements to which the Company is a party, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert; or

(iii)a sale of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis pursuant to an agreement or agreements to which the Company is a party, and pursuant to which such outstanding assets are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert, other than to a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock ;

provided that an equity financing undertaken primarily for purposes of raising primary capital for the Company in which the Company is the surviving corporation shall not be considered a Change in Control.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a “Change in Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

(i)“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j)“Committee” means a committee that may be appointed by the Board to administer the Plan in accordance with Section 3(d) and Section 3(e).

(k)“Common Stock” means the common stock of the Company.

(l)“Company” means tZERO Group Inc., a Delaware corporation, and any successor thereto.

(m)“Consultant” means any individual who is engaged by the Company to render consulting or advisory services for the Company, whether or not compensated for such services.

(n)“Continuous Service” means that the Participant’s service (either as an employee or dedicated full-time contractor) with the Company is not interrupted or terminated; provided, that any interruption of a Participant's service with the Company as a result of the Participant transferring their service to any Affiliate, Overstock or any company in which Overstock or Medici Ventures, Inc. directly or indirectly owns greater than 30% of the issued and outstanding voting stock (or equivalent interests) at the time their service is transferred shall not be considered an interruption. If any Award is subject to Section 409A of the Code, the determination of Continuous Service shall be made in a manner consistent with Section 409A of the Code. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(o)“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company for cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Administrator in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company, as determined by the Administrator in its sole discretion.

(p)“Director” means a member of the Board.

(q)“Effective Date” shall mean the date as of which this Plan, as amended, is adopted by the Board.

(r)“Employee” means any person, including an officer, employed by and providing direct services to, the Company.

(s)“Fair Market Value” means, on a given date, (i) if there is a public market for the shares of Common Stock or Tokens on such date, the closing price of the shares or tokens as reported on such date on the principal national securities exchange on which the shares or tokens are listed or, if no sales of shares or tokens have been reported on any national securities exchange, then the immediately preceding date on which sales of the shares or tokens have been so reported or quoted, and (ii) if there is no public market for the shares of Common Stock or Tokens on such date, then the fair market value shall be determined by the Administrator in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code, with the intention that Options granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.

(t)“Grant Date” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

(u)“Option” means an option to purchase Common Stock granted pursuant to the Plan that by its terms does not qualify or is not intended to qualify as an incentive stock option under Section 422 of the Code.

(v)“Option Award” means an award of Options which is granted pursuant to the terms of Section 6.

(w)“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

(x)“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(y)“Plan” means this tZERO Group, Inc. 2017 Equity Incentive Plan, as amended and/or amended and restated from time to time.

(z)“Qualified IPO” means the initial public offering of the Company’s common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

(aa)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7.

(bb)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 8.

(cc)“Token Award” means an award of Tokens, or an award denominated in Tokens, which is granted pursuant to the terms and conditions of Section 9 and which may consist of a present grant of Tokens (with or without vesting restrictions) or the right to receive Tokens in the future (by grant of units convertible into Tokens).

(dd)“Tokens” means the Preferred Equity Tokens, Series A of the Company, each represented by a digital token.

Section 3.Administration.

(a)Authority of Administrator. The Plan shall be administered by the Administrator, which shall be the Committee or, in the Board’s sole discretion, the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Administrator shall have the authority:

(i)to construe and interpret the Plan and apply its provisions;

(ii)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)to delegate its authority to one or more officers of the Company;

(v)to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(vi)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii)to determine the number of shares of Common Stock or Tokens to be made subject to each Award;

(viii)to prescribe the terms and conditions of each Award, including, without limitation, the medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(ix)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(x)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xi)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xii)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xiii)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

(b)Acquisitions and Other Transactions. The Administrator may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Administrator may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an affiliate acquiring another entity, an interest in another entity, or an additional interest in an affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

(c)Administrator Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(d)Delegation. The Administrator shall have the power to delegate to a subcommittee any of the administrative powers the Administrator is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. If a Committee serves as the Administrator, the Board may abolish such Committee at any time and revest in the Board the administration of the Plan. The members of any Committee designated as Administrator shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Board or Committee, as applicable, shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Administrator may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(e)Committee Composition. Except as otherwise determined by the Board, any Committee designated as Administrator shall consist solely of two or more members of the Board appointed to the Committee from time to time by the Board.

(f)Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, and to the extent allowed by Applicable Laws, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, the Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

Section 4.Shares and Tokens Subject to the Plan.

(a)Subject to adjustment in accordance with Section 13, (i) a total of 12,000,000 of the authorized shares of Common Stock shall be available for the grant of Awards under the Plan, and (ii) a total of 1,000,000 Tokens shall be available for the grant of Awards under the Plan.

(b)Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Tokens available for distribution under the Plan may consist, in whole or in part, of authorized and unissued digital tokens.

(c)Shares of Common Stock or Tokens shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to the exercise or settlement of an Award. Any shares of Common Stock or Tokens subject to an Award that is cashed-out, canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Shares or Tokens subject to an Award under the Plan shall again be made available for issuance or delivery under the Plan if such shares or tokens are shares or tokens tendered in payment of an Award or if such shares or tokens are delivered or withheld by the Company to satisfy any tax withholding obligation.

(d)If the Administrator authorizes the assumption of awards pursuant to Section 3(b) or Section 14 hereof, the assumption will reduce the number of shares or tokens available for issuance under the Plan in the same manner as if the assumed awards had been granted under the Plan.

Section 5.Eligibility. Awards may be granted to Employees, Directors and Consultants. A Participant must be an Employee, Director or Consultant at the time the Award is granted. An Employee, Director or Consultant who has been granted an Award hereunder may be granted an additional Award or Awards, if the Administrator shall so determine.

Section 6.Option Provisions. Each Option granted under the Plan shall represent an option to purchase Common Stock and shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Company shall have no liability to any Participant or any other person if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)Term. The term of an Option granted under the Plan shall be determined by the Administrator; provided, however, no Option shall be exercisable after the expiration of 15 years from the Grant Date.

(b)Option Exercise Price. Unless otherwise determined by the Administrator, the Option Exercise Price of each Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted in a manner satisfying the provisions of Section 409A of the Code or pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

(c)Method of Exercise. Options shall be exercised by the delivery by the Participant of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (i) in cash or by certified or bank check at the time the Option is exercised or (ii) by any of the following means: (A) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (B) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (C) by any combination of the foregoing methods; or (D) in any other form of legal consideration that may be reasonably acceptable to the Administrator. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

Notice may also be delivered by fax provided that the Option Exercise Price of such shares is received by the Company via wire transfer on the same day the fax transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Option shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the Option Exercise Price for the number of shares for which Options are being exercised, are both received by the Company and the Participant shall be treated for all purposes as the record holder of such shares of Common Stock as of such date. As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to the Participant certificates for the number of shares with respect to which such Option has been so exercised, issued in the Participant’s name or such other name as the Participant directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant at the address specified pursuant to this Section 6(c).
(d)Transferability of an Option. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

(f)Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement between a Participant and the Company, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that such Option has vested and the Participant was entitled to exercise such Option as of the date of termination) at any time prior to the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(g)Disability of Participant. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that such Option has vested and the Participant was entitled to exercise such Option as of the date of termination) at any time prior to the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

(h)Death of Participant. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death at any time prior the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

(i)Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable on the date on which a Participant engages in Detrimental Activity.

(j)No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to shares covered by an Option until the Option is exercised by written notice and accompanied by payment as provided in Section 6(c).

Section 7.Restricted Stock Awards. Each Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. A Restricted Stock Award may be awarded in consideration for (i) cash, check, bank draft, electronic funds, wire transfer or money order payable to the Company, (ii) past services to the Company or an Affiliate or (iii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)Vesting. Shares of Common Stock awarded under the Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule (which may be referred to as a schedule for lapsing of the Company’s unvested share repurchase rights) to be determined by the Board.

(c)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Award Agreement, the shares of Common Stock that have not vested will be forfeited on the Participant’s termination of Continuous Service, provided that if a Participant’s Continuous Service terminates, the applicable Award Agreement may provide that the Company may receive either through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement.

(d)Transferability. The right to acquire shares of Common Stock under a Restricted Stock Award will not be transferable by the Participant. Once the shares of Common Stock are issued, such shares of Common Stock will not be transferable by the Participant, although the Board may allow the holder to transfer vested shares, but only on the terms and conditions in the Award Agreement, and only so long as the Common Stock awarded under the Award Agreement remains subject to the terms of the Award Agreement in the hands of the recipient.

(e)Dividends. In the absence of an Award Agreement expressly providing otherwise, any dividends paid on Shares of Common Stock awarded under a Restricted Stock Award will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

Section 8.Restricted Stock Unit Awards. Each Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant on delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(c)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.

(d)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(e)Dividend Equivalents. Dividend equivalents may be credited on shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(f)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Award Agreement, the unvested portion of the Restricted Stock Unit Award that has not vested will be forfeited on the Participant’s termination of Continuous Service.

Section 9.Token Awards. All terms and conditions contained in the Plan and Award Agreements related to Token Awards are subject to the Certificate of Designation of Preferred Equity Tokens, Series A of the Company (the “Certificate of Designation”). Each Award Agreement related to Token Awards will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Award Agreements related to Token Awards may change from time to time, and the terms and conditions of separate Award Agreements related to Token Awards need not be identical. Each Award Agreement related to Token Awards will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)Consideration. At the time of grant of a Token Award, the Board will determine the consideration, if any, to be paid by the Participant, including but not limited to (i) cash, check, bank draft, electronic funds, wire transfer or money order payable to the Company, (ii) past services to the Company or an Affiliate or (iii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)Vesting. At the time of the grant of a Token Award, the Board may impose such restrictions on or conditions to the vesting of the Token Award, if any, as it, in its sole discretion, deems appropriate.

(c)Payment. In the case of a Token Award that is in the form of a grant of units convertible into Tokens, such Award may be settled by the delivery of Tokens, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement.

(d)Transferability and Additional Restrictions. The right to acquire Tokens under a Token Award will not be transferable by the Participant. Once the Tokens are issued, the Tokens will not be transferable by the Participant, although the Board may allow the holder to transfer unvested Tokens but only on the terms and conditions in the Award Agreement, and only so long as the Tokens awarded in the Award Agreement remain subject to the terms of the Award Agreement in the hands of the recipient. In addition, at the time of grant of a Token Award that is in the form of a grant of units convertible into Tokens, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Tokens (or their cash equivalent) subject to a Token Award to a time after the vesting of such Token Award.

(e)Dividends or Dividend Equivalents. All dividends or dividend equivalents in respect of Token Awards shall be governed by the terms of and paid in accordance with the Certificate of Designation. In the absence of an Award Agreement expressly providing otherwise, any dividends paid on Token Awards will be subject to the same vesting and forfeiture restrictions as apply to the Tokens subject to the Token Award to which they relate. Dividend equivalents may be credited on Tokens covered by a Token Award that are in the form of a grant of units convertible into Tokens, as determined by the Board and contained in Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Tokens covered by the Token Award in such manner as determined by the Board. Any additional Tokens covered by the Token Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(f)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Award Agreement, the portion of the Token Award that has not vested will be forfeited on the Participant’s termination of Continuous Service, provided that if a Participant’s Continuous Service terminates, the applicable Award Agreement may provide that the Company may receive either through forfeiture or a repurchase right the portion of the Token Award held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement.

Section 10.Securities Law Compliance.

(a)Securities Registration. No Awards shall be granted and no shares of Common Stock or Tokens shall be issued and delivered under the Plan unless and until the Company and/or the Participant have complied with all applicable federal and state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

(b)Representations; Legends. The Administrator may, as a condition to the grant of any Award and the issuance of any shares of Common Stock or Tokens, require a Participant to (i) represent in writing that the shares of Common Stock or Tokens received in connection with such Award are being acquired for investment and not with a view to distribution, and (ii) make such other representations and warranties as are deemed appropriate by counsel to the Company. Each paper, electronic or digital certificate representing shares of Common Stock or Tokens acquired under the Plan shall bear a legend in such form as the Company reasonably deems appropriate.

Section 11.Use of Proceeds. Proceeds from the sale of Common Stock or Tokens pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

Section 12.Miscellaneous.

(a)Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)Shareholder and Token Holder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock or Tokens subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate or digital token certificate is issued, except as provided in Section 13 hereof.

(c)No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company in the capacity in effect at the time the Award was granted or shall affect the right of the Company to terminate (i) the employment of an Employee with or without notice and with or without Cause or (ii) the service of a Director pursuant to the By-laws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be. The cause of any termination of employment or service shall be determined by the Administrator, and its determination shall be final.

(d)Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

(e)Withholding Obligations. Subject to the discretion of the Administrator, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any amount paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. Subject to the discretion of the Administrator, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Tokens under an Award by any of the following means (in addition to the Company’s right to withhold from any amount paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Tokens from the Tokens otherwise issuable to the Participant as a result of the exercise or acquisition of Tokens under the Award, provided, however, that no Tokens are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company previously owned and unencumbered Tokens.

Section 13.Adjustment Upon Changes in Stock or Tokens.

(a)Adjustment Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and the maximum number of shares of Common Stock subject to Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 13, unless the Administrator reasonably determines that such adjustment is in the best interests of the Company, the Administrator shall ensure that any adjustments under this Section 13 will not constitute a modification of Options within the meaning of Section 409A of the Code. Except as hereinbefore expressly provided, (a) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Common Stock, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, unless the Administrator shall reasonably determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participants.

(b)Adjustment Upon Changes in Tokens. In the event of changes in the outstanding Tokens or in the capital structure of the Company by reason of any token or extraordinary cash dividend, token split, reverse token split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the maximum number of Tokens subject to Awards stated in Section 4 may be equitably adjusted or substituted, as to the number, price or kind of a Token or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. Except as hereinbefore expressly provided, (a) the issuance by the Company of tokens or any class of securities convertible into tokens of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of tokens or obligations of the Company convertible into such tokens or other securities, (b) the payment of a dividend in property other than Tokens, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Tokens subject to Awards theretofore granted or the purchase price per token, unless the Administrator shall reasonably determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participants.

Section 14.Effect of Change in Control.

(a)In the event of a Change in Control:

(i)unless otherwise set forth in an Award Agreement, the Administrator shall accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award and the Award shall be deemed fully vested in accordance with the terms of the Plan as of immediately prior to the Change in Control; and

(ii)the Administrator may provide written notice to Participants that for a period as determined by the Administrator prior to the Change in Control, after accounting for the actions outlined in Section 14(a)(i), such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

(b)The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its affiliates, taken as a whole.

Section 15.Amendment of the Plan and Awards.

(a)Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Common Stock or Tokens and Section 15(c), no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

(b)Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

(c)Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(d)No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

Section 16.General Provisions.

(a)Clawback; Forfeiture. Notwithstanding any other provisions in this Plan, the Administrator may, in its sole discretion, provide in an Award Agreement or otherwise that the Administrator may cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Administrator may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting or settlement of any Award, and must repay the gain to the Company and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with Applicable Laws, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

(b)Sub-plans. The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(c)Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Administrator shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

(d)Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 13.

(e)Delivery. Upon settlement of an Award granted under this Plan, the Company shall issue Common Stock or Tokens or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

(f)No Fractional Shares or Tokens. No fractional shares of Common Stock or fractional Tokens shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or fractional Tokens or whether any fractional shares or fractional Tokens should be rounded, forfeited or otherwise eliminated.

(g)Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

(h)Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any Participant for such tax or penalty.

(i)Right of Repurchase. An Award may include a provision whereby the Company may elect to repurchase all or any part of the shares of Common Stock or Tokens acquired by the Participant. The terms of any repurchase option shall be specified in the Award Agreement. Unless otherwise determined by the Board and subject to compliance with applicable laws, the repurchase price for vested shares of Common Stock or vested Tokens will be the Fair Market Value of the shares of Common Stock or Tokens on the date of repurchase and the repurchase price for unvested shares of Common Stock or unvested Tokens will be the lower of (i) the Fair Market Value of the shares of Common Stock or Tokens on the date of repurchase or (ii) their original purchase price. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock or Tokens subject to the Award, unless otherwise specifically provided by the Board. The Board reserves the right to assign the Company's right of repurchase.

(j)Right of First Refusal. An Award may also include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock or Tokens received under the Award. Except as expressly provided in this paragraph or in the Award Agreement, such right of first refusal shall otherwise comply with any applicable provisions of the bylaws of the Company. The Board reserves the right to assign the Company's right of first refusal.

(k)Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

(l)Expenses. The costs of administering the Plan shall be paid by the Company.

(m)Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(n)Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(o)Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Section 17.Termination or Suspension of the Plan. The Plan shall terminate automatically on the date that is ten (10) years after the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 15(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Section 18.Liability of Company. The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

(a)The non‑issuance or sale of shares or Tokens as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares or Tokens hereunder; and

(b)Any tax consequence expected, but not realized, by any Participant or other person due to the exercise or settlement of any Award granted hereunder.

Section 19.Choice of Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of the Company on December 24, 2017, as amended on May 21, 2018, June 7, 2018, March 15, 2019, May 13, 2019, October 10, 2019 and June 1, 2020.